EXHIBIT 2.2


     AMENDMENT, dated as of October 8, 1999, among VNU USA, INC., a New York corporation ("Parent"), NINER ACQUISITION, INC., a Delaware corporation and a wholly owned subsidiary of Parent ("Purchaser"), and NIELSEN MEDIA RESEARCH, INC., a Delaware corporation (the "Company").

     WHEREAS, the parties hereto have entered into an Agreement and Plan of Merger dated as of August 15, 1999 (the "Merger Agreement"); and

     WHEREAS, the parties hereto wish to amend certain provisions of the Merger Agreement.

     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

          1. Terms not specifically defined herein shall have the meanings set forth in the Merger Agreement. 2. The last sentence of Section 3.2(f) of the Merger Agreement is hereby amended by inserting after the phrase "for any reason other" the following phrase:

                  than Retirement (as defined in the Key Employee's Stock Incentive Plan) (in which case such payment shall continue to be made in accordance with Section 3.2(b)(iii) or 3.2(d)) and other than

          3. Section 3.2 of the Disclosure Letter is hereby amended by inserting at the end thereof the following sentence:

                  With respect to each Unvested Stock Option identified in the Schedule attached hereto and entitled "Y2K Stock Option Grants," such payment shall be made on the original vesting date of such stock option.

          4. The Disclosure Letter is hereby amended by attaching thereto the Schedule attached hereto and entitled "Y2K Stock Option Grants."

          5. This Amendment may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, Parent, Purchaser and the Company have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.


                               VNU USA, INC.


                               By: /s/ THOMAS A. MASTRELLI
                                   --------------------------------------------
                                   Name: Thomas A. Mastrelli
                                   Title: Chief Operating Officer




                               NINER ACQUISITION, INC.


                               By: /s/ THOMAS A. MASTRELLI
                                   --------------------------------------------
                                   Name: Thomas A. Mastrelli
                                   Title: President




                               NIELSEN MEDIA RESEARCH, INC.


                               By: /s/ STEPHEN J. BOATTI
                                   --------------------------------------------
                                   Name: Stephen J. Boatti
                                   Title: Senior Vice President and Secretary